UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of Earliest Event Reported)                                            February 14, 2011

Southern Community Financial Corporation

North Carolina	000-33227	56-2270620
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

4605 Country Club Road, Winston-Salem, North Carolina	27104
(Address of principal executive offices)	(Zip Code)

Issuer's telephone number:  (336) 768-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 16, 2011, Southern Community Bank and Trust, a state-chartered community bank (the “Bank”) and wholly-owned bank subsidiary of Southern Community Financial Corporation, a registered bank holding company (the “Company”), (NASDAQ: SCMF and SCMFO), entered into a Consent Order (the “Order”), with the Federal Deposit Insurance Corporation (the “FDIC”) and the State of North Carolina Office of the Commissioner of Banks (the “NCCOB”).

Under the terms of the Order, the Bank has agreed to develop and submit for approval written plans to:  (1) strengthen Board oversight of the management and operations of the Bank; (2) comply with minimum capital requirements of 8% Tier 1 leverage capital and 11% total risk-based capital; (3) strengthen credit risk management practices; (4) reduce over a two-year period the Bank’s risk exposure to adversely classified assets identified in the Bank’s most recent Report of Examination; (5) reduce any undue concentration of credit in the Bank’s loan portfolio; (6) provide for improved management of the Bank’s funds management practices; and (7) identify and develop the Bank’s long-term strategic plan for asset growth, market focus, earnings projections, capital needs, and liquidity position.

With respect to the Bank’s regulatory capital ratios as of December 31, 2010, the Tier 1 leverage ratio and the total risk-based capital ratio were 8.34% and 11.72%, respectively. Both of these measures are in excess of the increased minimum regulatory capital requirements of 8% and 11% imposed under this Order.

In addition, the Bank has agreed that it will: (1) notify the FDIC and NCCOB in writing when it proposes to make changes to the Bank’s directors or senior executive officers; (2) not make any distributions of interest or principal on subordinated debentures or declare or pay any dividends or bonuses without the prior written approval of the FDIC and NCCOB; (3) not undertake asset growth in excess of 10% or more per year or other material changes in asset and liability composition without prior notice to the FDIC and NCCOB; (4) not extend additional credit to or for the benefit of borrowers who have a loan that has been charged-off or adversely classified, in whole or in part, and is uncollected, except under certain circumstances and with the prior approval of a majority of the Board of Directors or a Board committee; (5) eliminate all assets classified as “loss” and 50% of those assets classified as “doubtful” in the Bank’s most recent Report of Examination; (6) not accept, renew or rollover any brokered deposits without obtaining a waiver from the FDIC; (7) provide for the maintenance of an adequate allowance for loan losses; (8) strengthen lending and collection policies and provide for the ongoing internal loan review and grading of the Bank’s loan portfolio; and (9) eliminate or correct all deficiencies noted in the recent Report of Examination and ensure future compliance with applicable laws and regulations.

The Board of Directors of the Bank is also required under the Order to retain an independent consultant to conduct an analysis and assessment of the Bank’s Board, management, key staff performance and related staffing needs.  The consultant will provide a report to the Board of Directors, the FDIC and the NCCOB.  Following receipt of the consultant’s report, the Board must submit a management plan to the FDIC and the NCCOB that addresses the findings and recommendations in the report.  Following its approval by the FDIC and NCCOB, the Board will implement and follow the management plan.

In accordance with the terms of the Order, the Bank has already appointed a committee to monitor compliance with the Order.  The directors of the Bank and executive management will diligently seek to comply with all requirements of the Order.

The Bank, by and through its Board of Directors, has executed a “Stipulation to the Issuance of a Consent Order” (“Stipulation”), dated February 16, 2010, that is accepted by the FDIC and the NCCOB.  With the Stipulation, the Bank has consented, without admitting or denying any charges of unsafe or unsound banking practices and/or violations of law or regulation to the issuance of this Order by the FDIC and the NCCOB.

During and since the completion of the on-site examination by the FDIC and the NCCOB, management of the Bank has proactively taken steps, including renegotiating payment terms on collateral dependent loans to include scheduled principal curtailments, strengthening the Bank’s liquidity position and its allowance for loan losses and making adjustments in credit risk management policies and practices to alleviate the effects of the credit challenge caused by the economic deterioration and market conditions in the Bank’s market areas. Additionally, management and the Board of Directors have aggressively addressed the findings of the examination and are taking an active role in working with the regulatory agencies to improve the Bank’s financial condition and comply with the requirements of the Order.

The Bank is required to provide written progress reports to the FDIC and NCCOB on a quarterly basis until such time as the requirements of the Order have been accomplished and the FDIC and NCCOB have released the Bank in writing from such obligation.  The Order will remain in effect until modified or terminated by the FDIC and NCCOB.  Although the Company intends to take all actions necessary to enable the Bank to comply with the requirements of the Order, there can be no assurance that the Bank will be able to comply fully with the provisions of the Order.  Failure to meet these requirements may result in additional regulatory action.

The foregoing description of the Order is a summary of its material terms and does not purport to be a complete description of all of the terms of the Order.

Item 8.01 Other Events

On February 14, 2011, the Company announced that it had suspended the payment of regular quarterly cash dividends on the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, issued to the U.S. Treasury Department and elected to defer the payment of regularly scheduled interest payments on both issues of junior subordinated debentures, relating to its outstanding trust preferred securities.

The full text of the press release announcing these decisions is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1
Stipulation to the Issuance of a Consent Order dated February 16, 2011 by and between Southern Community Bank and Trust, the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks

10.2	Consent Order dated February 16, 2011 by and between Southern Community Bank and Trust, the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks

99.1	Press release dated February 17, 2011

This Current Report on Form 8-K (including information included or incorporated by reference herein) may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective.  Such forward-looking statements include but are not limited to (1) statements regarding potential future economic recovery, (2) statements with respect to our plans, objectives, expectations, intentions and other statements that are not historical facts, and (3) other statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and “projects,” as well as similar expressions.  Such statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate.  Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized.  The inclusion of this forward-looking information should not be construed as a representation by our Company or any person that the future events, plans or expectations contemplated by our Company will be achieved.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, Southern Community Financial Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Southern Community Financial Corporation

February 17, 2011	By:	/s/ F. Scott Bauer
Name: F. Scott Bauer
Title: Chairman and Chief Executive Officer